Exhibit 10.1

SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release (the “Agreement”) is made and entered into by and between by and between iAnthus Capital Holdings, Inc. (“Holdings”), iAnthus Capital Management, LLC (“ICM” and together with Holdings, the “Company”), Randy Maslow (“Executive”), who resides at                and, solely for purposes of Paragraphs 11, 12(a) and 18(b) hereof, each of the entities set forth under the “Lenders” heading on the signature page hereto (collectively the “Lenders”). Company and Executive may be referred to individually as a “Party” or collectively as the “Parties”.

WHEREAS, Executive has been employed by the Company since 2014 and currently serves as Interim Chief Executive Officer and President of the Company and Director of the Board of Directors (the “Board”) of Holdings;

WHEREAS, the Company and Executive are parties to an Employment Agreement effective January 1, 2019, as amended on April 4, 2020 (collectively the “Employment Agreement”); and

WHEREAS, the Parties and the Lenders have reached certain mutual agreements and understandings with respect to Executive’s resignation from the Company, and desire to settle fully and finally any claims, disputes and obligations relating to Executive’s employment with the Company and the termination thereof;

NOW, THEREFORE, IT IS HEREBY AGREED THAT:

1. Termination by Executive of His Employment for Good Reason and Resignation from the Board of Holdings. Executive and Company acknowledge and agree that Executive hereby: (i) terminates his employment as Interim Chief Executive Officer and President of the Company For Good Reason (as defined by the Employment Agreement) effective as of the Effective Date (as defined in Paragraph 13(c) below) (which shall also mean, and which is used interchangeably herein with, “Termination Date”); and (ii) resigns from his position as Director of the Board of Holdings, effective as of the Termination Date. Executive further agrees that he resigns from all other positions held, whether as director, officer, manager, partner, representative or otherwise with respect to the Company and each of its subsidiaries and affiliates, effective as of the Termination Date. Executive shall promptly execute any necessary documents provided by the Company to effectuate Executive’s resignations from the Company and each of its subsidiaries and affiliates. Company hereby waives any right to advance notice of termination under the Employment Agreement. Company shall not announce the existence of this Agreement until the Effective Date, unless otherwise required by applicable law.

2. Paid Time Off/Unreimbursed Expenses. The Company shall pay Executive for any accrued and unused Paid Time Off and reimburse Executive for any unreimbursed expenses. Executive has 65.2575 hours of accrued and unused time that equates to $21,592.55 and unreimbursed expenses equal to $2,482.35, which will be paid out on the next regular pay day following the Termination Date.

3. Severance Payment; COBRA; 2021 Performance Bonus; Extension of Option.

(a) Severance Payment: In consideration of Executive’s execution of this Agreement and agreeing to the potential modification of restrictive covenants discuss in Paragraph 19 below, the Company shall pay Executive a cash severance payment in the gross amount of Eleven Million Eight Hundred Seventy-Seven Thousand Two Hundred Eighty-Eight Dollars and Sixty Cents ($11,877,288.60) (the “Severance Payment”), which shall be subject to all applicable federal, state, local and other legally required withholdings and deductions and be paid as follows:

1

(i)

Lump sum payment in the gross amount of Four Million Seven Hundred Fifty Thousand Nine Hundred Fifteen Dollars and Forty-Four Cents ($4,750,915.44) (the “Lump Sum Payment”), payable on the Effective Date; and

(ii)

Eight (8) equal monthly installments in the gross amount of Eight Hundred Ninety Thousand Seven Hundred Ninety Six Dollars and Sixty-Five Cents ($890,796.65) (each, an “Installment Payment”), payable on the following dates: (1) May 16, 2022, (2) June 15, 2022, (3) July 15, 2022, (4) August 15, 2022, (5) September 15, 2022, (6) October 14, 2022, (7) November 15, 2022, and (8) December 15, 2022.

Executive’s receipt of the Lump Sum Payment on the Effective Date is a condition precedent to the effectiveness of the resignation of Executive from the Board and as an officer and employee of the Company. In the event that the Company does not make the Lump Sum Payment to Executive on the Effective Date, this Agreement, including Executive’s resignation, shall be null and void ab initio.

Notwithstanding Paragraph 3(a)(ii) above, upon the earlier of the Company or its affiliates (i) closing the pending recapitalization transaction (the “Recapitalization Transaction”) contemplated by the Restructuring Support Agreement dated July 10, 2020, as amended on June 15, 2021; (ii) closing a sale-leaseback or similar transaction or any other financing transaction (excluding a sale-leaseback of the Company’s cultivation facility in Warwick, New York), or series of such transactions (excluding a sale-leaseback of the Company’s cultivation facility in Warwick, New York), that result or results in at least Twenty-Five Million Dollars ($25,000,000) in aggregate proceeds to the Company or its affiliates (a “Material Financing”); or (iii) any change in the majority of the existing Board as of the date of this Agreement prior to the closing of the Recapitalization Transaction (a “Board Change”), then any unpaid Installment Payments shall accelerate and be payable in a lump sum payment within twenty (20) days after the closing or occurrence of any of the Recapitalization Transaction, a Material Financing or a Board Change, as applicable.

(b) COBRA: Executive’s employer-sponsored health and dental insurance benefits shall terminate effective as of the last day of the month in which the Termination Date occurs subject to Executive right to elect continuation health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”). In further consideration of Executive’s execution of this Agreement, the Company shall pay the monthly premium for Executive’s continued participation in the Company’s health, dental and vision insurance benefits pursuant to COBRA for one (1) year from the Termination Date, provided that Executive timely elects to enroll in COBRA coverage. Thereafter, Executive’s continued participation in the Company’s health, dental and vision insurance benefits pursuant to COBRA shall be at Executive’s sole expense. If Executive obtains employment that provides for comparable health insurance benefits on or prior to the last day of the month which is twelve (12) months after the Termination Date, the Company’s obligation under this section to pay the Executive’s health, dental and vision insurance benefits shall expire. Pursuant to this Paragraph, Executive is required to provide the Company notice if he obtains new employment that offers comparable health insurance benefits. To the extent that the Company’s health, dental or vision plans are self-insured, the payments contemplated by this Paragraph 3(b) shall be treated as a taxable payment to the Executive in order to avoid adverse tax consequences under Section 105(h) of the Internal Revenue Code (the “Code”).

(c) 2021 Performance Bonus. In further consideration for Executive’s execution of this Agreement, the Company agrees to pay Executive’s deferred 2021 annual performance bonus in the gross amount of Three Hundred Thousand Dollars ($300,000.00) (“2021 Performance Bonus”) in a lump sum payment on the Effective Date.

(d) Extension of Options. In further consideration for Executive’s execution of this Agreement, Holdings agrees to amend, and hereby does amend, each of the Executive’s stock option agreements so that all stock options held by Executive shall, notwithstanding any requirement that a stock option be exercised prior to termination of employment or service or within any specific period of time after termination of employment or service, expire upon the earlier of: (i) five (5) years from the Termination Date; (ii) the respective original expiration dates of the stock options; or (iii) the closing of the Recapitalization Transaction (the “Option Extension”). For the avoidance of doubt, the stock options covered by this extension are the stock options granted to Executive on May 11, 2016, November 21, 2017, March 2, 2018 and August 6, 2019 relating to an aggregate of 2,091,711 shares of common stock of Holdings (the “Stock Options”).

4. Long-Term Incentive Plan. On or about December 31, 2021, the Board approved the implementation of a new employee long-term incentive program (the “LTIP”) for certain employees of the Company, including Executive, which would be granted within ten (10) days after the closing of the Recapitalization Transaction. Upon the Effective Date of this Agreement, Executive’s right to participate in the LTIP shall terminate immediately and Executive shall not receive any Restricted Stock Units or any other benefits as contemplated by the LTIP.

5. Consultation Services. On the Effective Date, Executive and Company shall execute a Consulting Services Agreement in the form mutually agreed upon (the “Consulting Agreement”), which shall become effective on the Effective Date.

6. Cooperation.

(a) Executive agrees to reasonably cooperate with the Company and its subsidiaries, Affiliates (“Affiliates” shall mean any entity in which the Company has a direct or indirect ownership interest; the Company and its subsidiaries and Affiliates, collectively, the “Company Group”), including their directors and officers, in connection with (i) any claims, complaints, charges, actions, lawsuits or similar proceedings that any member of the Company Group is or may become a party to (including testimony where required) and which involve matters about which Executive has knowledge; (ii) during the Term (as defined in the Consulting Agreement), reasonably cooperate with the Company in connection with any matters relating to regulatory compliance, licensing proceedings and filings and any operational matters related thereto, including, without limitation, the transfer or substitution of the Executive on all state licenses as may be required; and/or (iii) during the Term, any application, inspection, approval, or any other consent that any member of the Company Group is seeking or may seek to assist. The Company shall indemnify Executive, promptly reimburse Executive upon his presentation of appropriate receipts for his incurrence of reasonable expenses in connection with his services under this paragraph and hold Executive harmless from all out of pocket expenses he incurs in connection with the foregoing, including his own reasonable attorneys’ fees in the event that a conflict of interest arises between the Company Group and Executive, making joint representation improper, or if Executive is otherwise entitled to engage separate representation under the Company’s organizational documents. Executive will be reasonably available to cooperate the Company Group and their respective counsel and representatives as needed, unless otherwise required by law.

(b) Executive agrees to promptly notify the Company’s General Counsel, at 420 Lexington Avenue, Suite 414, New York, NY 10170,                     (or any other address or individual which the Company shall subsequently advise the Executive of in writing), of any written notice received by Executive from an attorney or third party threatening legal proceedings against any member or employee of the Company Group. Executive agrees not to cooperate directly or indirectly in any way with any third party bringing a claim against a Company Releasee (as hereinafter defined) or otherwise investigating any purported wrongdoing by the Company, unless Executive’s action is required by law, a court or governmental agency, in which case Executive shall promptly give notice to the Company of such legal requirement, so that the Company or its designee may seek a protective order or other appropriate remedy. Notice is not required where the action is required by a governmental agency that directs Executive to refrain from notifying the Company Group or in connection with a matter before the Securities and Exchange Commission. Nothing herein shall be construed to prohibit Executive from truthfully testifying in any legal proceeding or before any governmental agency. Nothing in this Paragraph 6 shall be construed to prohibit Employee from exercising Employee’s rights as specified in Paragraph 12(c).

7. Acknowledgements. Executive agrees that the Company has paid to Executive all of the wages (other than accrued but unpaid salary for the current pay period and if applicable the immediately preceding payroll period), fees, bonuses, commissions, incentive compensation, wage deferrals, paid leave time and all other employee benefits due and owing to Executive as a result of his employment with the Company (other than benefits under ERISA plans), and that no other such compensation or benefits of any kind or nature is owed to Executive, other than as expressly provided for in this Agreement. The Company acknowledges Executive’s ownership of the Stock Options and ownership of 2,732,500 shares of common stock of Holdings.

8. Benefits Not Otherwise Entitled To. Executive acknowledges that the Severance Payment, COBRA payment, 2021 Performance Bonus and Option Extension provided for in Paragraph 3 above, are provided in addition to and otherwise exceeds any payment, benefit or other thing of value to which Executive might otherwise be legally entitled to receive from the Company.

9. General Release by Executive. In consideration of the compensation and benefits set forth herein, including without limitation, the Severance Payment, the adequacy of which is hereby acknowledged by Executive, except as otherwise set forth in this Agreement, Executive hereby releases and discharges the Company and each of its respective present, former and future parents, subsidiaries, divisions, affiliates and related companies, as well as their shareholders, directors, trustees, officers, board members, employees, attorneys, heirs, successors, assigns, and agents in each case in their capacity as such, (collectively, the “Company Releasees”), and the Lenders, from any and all claims, causes of action, suits, debts, controversies, judgments, decrees, damages, liabilities, covenants, contracts and agreements, whether known or unknown, in law or equity, whether statutory or common law, whether federal, state, local or otherwise, including, but not limited to, any claims relating to, or arising out of any aspect of Executive’s employment with the Company, or the termination of such employment, or arising out of any aspect of the Employment Agreement, arising through the date of this Agreement’s execution by Executive and, upon re-execution by Executive, through the date of re-execution by Executive, including without limitation:

(a) any and all claims arising under any federal, state, or local statute, including but not limited to, Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act of 1967 (“ADEA”), as amended, the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, the Civil Rights Act of 1866, the Civil Rights Act of 1991, the Employee Retirement Income Security Act of 1974, the Family Medical Leave Act of 1993, the Fair Labor Standards Act of 1938, the Immigration Reform and Control Act of 1986, the Genetic Information Nondiscrimination Act, the New York State Executive Law, the New York State Human Rights Law, the New York Labor Law, the New York City Human Rights Law, and the New York City Administrative Code, the Florida Civil Rights Act, the Florida Labor Law, Florida Whistle Blower Act, Florida Wage Discrimination Law, Florida Equal Pay Law, Florida Wage Payment Laws, Florida’s General Labor Regulations, The Palm Beach County Equal Employment Ordinance, all as amended;

(b) any and all claims arising under any other federal, state, or local labor law, civil rights law, or human rights law;

(c) any and all claims arising under any Canadian law, British Columbia law, or provincial or local Canadian law;

(d) any and all claims arising under common law, including, but not limited to, claims for defamation, libel, slander, false imprisonment, breach of contract, or tortious interference with business relations;

(e) any and all claims for monetary recovery, including but not limited to, severance pay, back pay, premium pay, front pay, liquidated, compensatory and punitive damages, attorneys’ fees, disbursements and costs; and

(f) any and all claims relating to the LTIP, including, without limitation, Executive’s non-participation in the LTIP,

(collectively, the “Released Claims”).

Executive agrees that this Agreement constitutes a knowing and voluntary waiver of all rights or claims he may have against the Company Releasees and the Lenders relating to the Released Claims. To the extent any Released Claim is not releasable, Executive acknowledges that the payments and consideration received hereunder more than offset any monetary sums owing to Executive from any non-releasable claim. Nothing herein shall be construed to prohibit Executive from exercising Executive’s rights as specified in Paragraph 12(c) or shall prevent Executive from enforcing the terms of this Agreement.

10. Non-Released Claims / Indemnification Rights.

a. Notwithstanding anything herein to the contrary, “Released Claims” by the Executive shall not include, and Executive is not releasing any rights or claims with respect to (i) indemnification as a current or former director, officer, manager, trustee, fiduciary or other position with respect to any member of the Company Group or any employee benefit plan of any member of the Company Group, without limitation, under any organizational documents, individual indemnification agreements or D&O or E&O insurance policies of any member of the Company Group, (ii) claims arising from any fraud or criminal activity by any Company Releasee or the Lenders, provided this exception to Executive’s General Release of claims shall not apply if Executive caused, knew or should have known that the Company or the Lenders engaged in such fraud or criminal activity and/or if Executive caused or was responsible for such activity in his role as President and Interim CEO of the Company, (iii) any rights to vested benefits under the ERISA plans of the Company and its affiliates. The Executive represents and warrants that prior to entering into this Agreement, that Executive is not aware of any fraud or crime committed by the Company or Lenders as of the date of entering into this Agreement.

b. For avoidance of doubt, the Parties further agree that no party hereto is releasing their right to enforce the terms of this Agreement, file a claim that arises after their execution or re-execution of this Agreement, or to a claim that is otherwise not waivable as a matter of law. The release exclusions specified in Paragraphs 10(a), 10(b) and 11 shall constitute “Non-Released Claims”.

c. The Company hereby agrees not to amend, and to not permit any other members of the Company Group to amend, the organizational documents or insurance policies of any member of the Company Group relating to current and former director and officer indemnification rights in a manner that treats Executive less favorably than other current and former directors and officers.

11. General Release by Company Releasees and Lenders. In consideration of Executive’s cooperation under this Agreement and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the Company Releasees and the Lenders, the Company Releasees and the Lenders hereby release and discharge Executive and each of his heirs, family members and executors from any and all claims, causes of action, suits, debts, controversies, judgments, decrees, damages, liabilities, covenants, contracts and agreements, whether known or unknown, in law or equity, whether statutory or common law, whether federal, state, local or otherwise, including, but not limited to, any claims relating to, or arising out of any aspect of Executive’s employment with the Company, or the termination of such employment, or arising out of any aspect of the Employment Agreement, or arising out of relating to Executive’s status as a current or former director, officer or manager of any member of the Company Group; provided, however, this release shall not apply to claims arising from any fraud or criminal activity by Executive which could not have been discovered by the Company with reasonable inquiry prior to entering into this Agreement. The Company and the Lenders represent and warrant that prior to entering into this Agreement, they have made reasonable inquiry and are not aware of any fraud or crime committed by Executive as of the date of entering into this Agreement.

12. No Claims.

(a) Executive further represents and warrants that he has never commenced or filed and agrees not to commence, file, voluntarily aid or in any way prosecute or cause to be commenced or prosecuted against the Company Releasees or the Lenders any action, charge, complaint or other proceeding with respect to the Released Claims, subject to the provisions of Paragraph 12(c). The Company represents and warrants that no member of the Company Group has ever commenced or filed and, the Company agrees not to, and to not permit any other member of the Company Group to, commence, file, voluntarily aid or in any way prosecute or cause to be commenced or prosecuted any action, charge, complaint or other proceeding against Executive relating to any claim released by Paragraph 11. Each Lender represents and warrants that it has never commenced or filed and agrees not to commence, file, voluntarily aid or in any way prosecute or cause to be commenced or prosecuted any action, charge, complaint or other proceeding against Executive relating to any claim released by Paragraph 11.

(b) In the event Executive files any civil complaint, or commences any litigation of any kind, in each case that is prohibited by this Agreement, (i) Executive shall immediately tender back all consideration received under this Agreement and pay all of the reasonable attorney’s fees, expenses and costs incurred by the Company Releasees or the Lenders in connection with the complaint or action filed, (ii) the Company Releasees shall also have the right of set-off against any obligation to Executive under this Agreement and (iii) in addition to the remedies noted above, the Company Releasees or the Lenders may pursue all other remedies available under law or equity to address Executive’s breach of this Agreement.

(c) Notwithstanding anything to the contrary in this Agreement or the Employment Agreement, nothing in either such agreement shall, or shall be construed to, prohibit Executive from (i) making any disclosure of information required by law or subpoena or protected by law or regulation, (ii) giving truthful testimony or providing truthful information in response to a subpoena from a court or governmental agency, or (iii) filing a charge with or participating in any investigation or proceeding conducted by, or providing information to or otherwise assisting, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Securities and Exchange Commission, the Occupational Safety and Health Administration or other government agency charged with the enforcement of any law. Notwithstanding the foregoing, Executive agrees to waive Executive’s right to recover monetary damages or any personal relief (including, but not limited to, reinstatement, back pay, front pay, damages, and attorneys’ fees) in connection with any such charge or complaint with respect to a Released Claim, as well as with regard to any charge, complaint or lawsuit filed by anyone else on Executive’s behalf with respect to a Released Claim, provided this shall not apply to any claim not releasable as a matter of law. Further, the tender back provision in Paragraph 12(b) above shall not apply to any administrative charges or filings referenced in this Paragraph 12(c) to the extent they are impermissible. To the extent permissible by law, the Severance Payment will be credited against any sums received by Executive pursuant to a claim not releasable as a matter of law.

(d) Executive’s acceptance of, and failure to promptly return, if applicable, any portion of the Severance Payment, 2021 Performance Bonus, Company-paid COBRA benefit and/or Option Extension described in paragraph 3 of this Agreement at any time subsequent to seven (7) days after Executive’s execution of this Agreement, shall constitute an admission by Executive that he did not revoke this Agreement during the revocation period of seven (7) days, and shall further constitute an admission by Executive that this Agreement has become effective and enforceable on each of the dates in which Executive executes it.

13. Knowing and Voluntary Waiver. Notwithstanding any other provision of this Agreement to the contrary:

(a) Executive agrees that this Agreement constitutes a knowing and voluntary waiver of all rights or claims Executive may have against the Company Releasees or the Lenders with respect to the Released Claims, including without limitation, all rights or claims arising under ADEA, as amended.

(b) EXECUTIVE RECOGNIZES THAT, IN SIGNING THIS AGREEMENT, EXECUTIVE IS WAIVING HIS RIGHT TO PURSUE ANY AND ALL CLAIMS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT, 29 U.S.C. 626 ET SEQ. ARISING PRIOR TO THE DATE THAT EXECUTIVE EXECUTES THIS AGREEMENT. EXECUTIVE UNDERSTANDS THAT HE MAY TAKE TWENTY-ONE (21) DAYS FROM THE DATE THIS AGREEMENT IS PRESENTED TO EXECUTIVE TO CONSIDER WHETHER TO EXECUTE THIS AGREEMENT. EXECUTIVE IS ADVISED THAT HE MAY WISH TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTION OF THIS AGREEMENT. ONCE EXECUTIVE HAS EXECUTED THIS AGREEMENT, HE MAY REVOKE THE AGREEMENT AT ANY TIME DURING THE SEVEN (7) DAY PERIOD FOLLOWING THE EXECUTION OF THE AGREEMENT BY PROVIDING A LETTER TO THE COMPANY’S GENERAL COUNSEL AT                     STATING EXECUTIVE’S INTENT TO REVOKE THIS AGREEMENT.

(c) AFTER SEVEN (7) DAYS HAVE PASSED FOLLOWING EXECUTIVE’S EXECUTION OF THIS AGREEMENT, THE EXECUTION OF THIS AGREEMENT SHALL BE FINAL AND IRREVOCABLE. The Agreement shall become effective on the eighth day after Executive executes this Agreement (the “Effective Date”), unless Executive revokes it prior to the conclusion of such period.

(d) Unless Executive revokes this Agreement in accordance with Section 13(b) above, Executive agrees to re-execute this Agreement on the Termination Date so that all Released Claims that could have arisen during the period between his execution of this Agreement and the Termination Date are likewise fully released and are included within the definition of Released Claims.

14. Non-Admission of Wrongdoing. This Agreement shall not in any way be construed as an admission by the Company of any liability, or of any unlawful, discriminatory, or otherwise wrongful acts whatsoever against Executive or any other person.

15. Non-Disclosure of Confidential Information. Subject to Paragraph 12(c), Executive agrees to continue to abide by Paragraph 5(b) (Covenant Against Disclosure) of the Employment Agreement. Executive additionally agrees that Executive will not, without the prior written consent of the Company, either directly or indirectly, transmit or disclose to any person or entity any Confidentiality Information or use any Confidential Information, for Executive’s own benefit or the benefit of any other person or entity, or to the detriment of the Company, except in response to an order or subpoena of a court of competent jurisdiction or in response to any subpoena issued by a state or federal governmental agency. “Confidential Information” shall include any non-public information pertaining to the Company, its affiliates, or any of their current or former members, officers, directors, or employees, including, but without limitation: (i) information disclosed to Executive and information developed or learned by Executive during the course of or as a result of his employment with the Company or during the course of or as a result of the Services (as defined in the Consulting Agreement); (ii) information related to the finances or policies of the Company; (iii) information related to any Company client; and (iv) organization and marketing plans. This shall not prevent Executive from making statements to the extent required by applicable law to respond to an order or subpoena of a court of competent jurisdiction or in response to any subpoena issued by a state or federal governmental agency; provided that Executive will provide the Company with prompt notice of any such legal requirement so that the Company or its designee may seek a protective order or other appropriate remedy. Notice is not required where disclosure is required by the Securities and Exchange Commission or any governmental agency that directs Executive to refrain from notifying the Company.

Nothing in this Agreement is intended to or shall be interpreted to prohibit disclosure of information to the limited extent permitted by and in accordance with the federal Defend Trade Secrets Act of 2016 (“DTSA”). Stated otherwise, disclosures that are protected by the DTSA do not violate this Agreement. The DTSA provides that: “(1) An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that – (A) is made – (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” The DTSA further provides that: “(2) An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual – (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.” Nothing in this Paragraph shall be construed to prohibit Executive from exercising his rights as specified in Paragraph 12(c).

16. References. Upon inquiry, the Company shall provide a neutral employment reference for Executive, which includes dates of employment and position(s) held.

17. Return of Company Property. Executive agrees to return to the Company all items belonging to the Company in Executive’s possession. Executive shall further return all Confidential Information, Company documentation, intellectual property and computer passwords and account information; provided, that Executive shall retain his personal laptop and cellular phone and, within five (5) days after the Term, provide the Company with a written certification confirming the deletion of all Confidential Information on such devices.

18. Non-Disparagement.

(a) Executive Obligations. Subject to Paragraph 12(c), beginning on the Termination Date and for twelve (12) months thereafter, Executive agrees that he will not, whether directly or indirectly, make, publish, communicate or facilitate the communication of any disparaging or defamatory remarks about any of the Company Releasees or the Lenders, nor any notes, memoranda, emails or other communications from or to or involving any Company Releasees or the Lenders that would tend to disparage, embarrass or harm any Company Releasees or the Lenders, except as may be required by law. Nothing in this paragraph shall be construed to prohibit Executive from exercising Executive’s rights in connection with a Non-Released Claim or in accordance with Paragraph 12(c). Executive understands and agrees this is a material term of the Agreement and the Company would not enter into the Agreement but for this Paragraph.

(b) Company and Lender Obligations. Beginning on the Termination Date and for twelve (12) months thereafter, the directors and officers of each of the Company and the Lenders will not, whether directly or indirectly, make, publish, communicate or facilitate the communication of any disparaging or defamatory remarks about Executive, nor any notes, memoranda, emails or other communications from or to or involving Executive that would tend to disparage, embarrass or harm Executive, except as may be required by law. Likewise, neither the Company nor the Lenders will issue a disparaging press release about Executive.

19. Restrictive Covenants. Executive agrees to continue to abide by the restrictive covenants contained in Paragraph 5(c) and (d) of the Employment Agreement, beginning on the Termination Date and for twelve (12) months thereafter; provided, however, Executive’s non-competition restrictive covenant as set forth in Paragraph 5(c) of the Employment Agreement relating to non-competition shall end upon the expiration or other termination of the term of the Consulting Agreement, as amended; provided, further, that Executive and the Company shall, during the thirty (30)-day period following the Termination Date, negotiate in good faith in an attempt to mutually agree upon an extension of the non-competition covenant to up to two (2) years following the Termination Date.

20. Non-Disclosure of Agreement Terms. Unless otherwise publicly disclosed by the Company, Executive agrees to keep all terms of this Agreement, and all facts and claims leading up to this Agreement’s negotiation and execution, absolutely confidential and shall not divulge or discuss them with anyone, except (i) as required by law, (ii) to members of Executive’s immediate family and Executive’s attorneys, accountants and wealth advisers if Executive requests that they keep the terms strictly confidential, or (iii) to the Company Group and its directors, officers, employees, accountants, counsel and other service providers and representatives in connection with negotiating or implementing this Agreement. This shall not prevent Executive from making statements to the extent required by applicable law to respond to an order or subpoena of a court of competent jurisdiction or in response to any subpoena or request issued by a state or federal governmental agency, provided that Executive will provide the Company with prompt notice of any such legal requirement or request so that the Company or its designee may seek a protective order or other appropriate remedy. Notice is not required where disclosure is required by the Securities and Exchange Commission or any governmental agency that directs Executive to refrain from notifying the Company. Nothing in this paragraph shall, or shall be construed to, prohibit Executive from exercising his rights as specified in Paragraph 12(c) or from responding to any notice or inquiry from a governmental agency with a statement that Executive is not permitted to discuss Confidential Information without a subpoena.

21. Press Release. The Company shall issue a press release concerning the Executive’s resignation in the form agreed upon by the Parties in writing prior to the Company’s announcement of Executive’s resignation.

22. Notice. Any notices required hereunder shall be sent by hand or by federal express or other overnight carrier or by electronic mail with proof of delivery, to Executive at                     , _______________, with a copy (which shall not constitute notice) to Jonathan Sulds at _____________, and to the Company to the attention of the Company’s General Counsel, Andrew Ryan, Esq., iAnthus Capital Holdings, Inc., located at 420 Lexington Avenue, Suite 414, New York, NY 10170, or any other address or individual which the parties hereto shall subsequently advise the other parties of in writing.

23. 280G. The Company and the Executive agree to work together in good faith to (i) limit or avoid the impact of Sections 280G and 4999 of the Code, on the compensation and benefits provided under this Agreement and (ii) take such reasonable actions which are necessary, appropriate and reasonable to avoid or limit imposition of any excise taxes under Code Sections 280G and 4999. In no event will the Company or any affiliate reimburse, indemnify or hold harmless the Executive for any taxes, penalties and interest that may be imposed, or other cost that may be incurred, as a result of Code Sections 280G and 4999. The Company agrees to solicit a Section 280G analysis of this Agreement from Golden Parachute Tax Solutions (“280G Solutions”), to pay for such analysis, to provide all information reasonably requested for such analysis and to strive to cause 280G Solutions to complete such analysis within thirty (30) days after the Termination Date. The Company and Executive each agree to work together in good faith to limit or avoid the impact of Sections 280G and 4999 of the Code and to reasonably consider the conclusions and recommendations set forth in the analysis prepared by 280G Solutions.

24. 409A. This Agreement is intended to be exempt from Section 409A of the Code (“Section 409A”) or, if not exempt from, to comply with and shall be construed and administered in accordance with Section 409A and such intention. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment.

25. Entire Contract/Severability/Modification. This Agreement sets forth the entire agreement between Executive and the Company and supersedes in its entirety any and all prior agreements, understandings or representations with any Company Releasee relating to Executive’s employment or the subject matter hereof and may not be modified orally, except this Agreement shall not, except as expressly provided herein, supersede Paragraph 5(a) (Executive Acknowledgment), 5(b) (Covenant Against Disclosure), Paragraph 5(c) and (d) (Restrictive Covenants), 5(f) (Acknowledgment), 5(g) (Blue Penciling), 5(h) (Survival), Paragraph 6 (Inventions, Patents and Copyrights) and the arbitration provision set forth paragraph 8 and Appendix A of the Employment Agreement, all of which shall remain in full force and effect in accordance with their terms except as expressly provided herein. Should any provision of this Agreement be found to be overbroad or declared or determined by a court to be illegal or invalid, the court shall have the power to modify this Agreement so that it conforms with prevailing law and the validity of the remaining parts, terms or provisions shall not be affected thereby. Executive represents that in executing this Agreement, Executive does not rely on any statement or fact not set forth herein. This Agreement may not be modified except by a writing signed by both Parties hereto.

26. Breach of this Agreement.

a.

Executive acknowledges that paragraphs 1, 4, 6, 9,12, 15, 17, 18(a), 19 and 20 are material terms of this Agreement but for which the Company would not have agreed to provide Executive with the consideration set forth in Section 3 hereof. Executive further acknowledges that the breach of paragraphs 15, 17, 18(a), 19 and 20 would cause the Company irreparable harm that cannot be remedied by an action at law.

b.

The Company acknowledges that Paragraphs 3, 11, 12(a) and 18(b) are material terms of this Agreement but for which the Executive would not have agreed to provide the Company with the consideration set forth in this Agreement. The Company further acknowledges that if it or the Lenders’ breach of Paragraph 18(b) would cause the Executive irreparable harm that cannot be remedied by an action at law.

c.

In any action where it is necessary to seek injunctive relief, each Party agrees that the other may do so without the posting of a bond or other security. Each Party shall also have the full benefit of any restrictive period in the event of the other Party’s breach. The rights and remedies set forth in this Paragraph 26 or otherwise in this Agreement are cumulative and in addition to any other rights or remedies available to the Company or Executive at law or in equity, and not in substitution for them. Without limiting the foregoing, in the event that the Company willfully fails to provide all of the payments and benefits required by this Agreement, and such failure is not cured within thirty (30) days after written notice of such failure from Executive, Paragraph 9 of this Agreement shall automatically be null and void ab initio; provided, however, that, if the failure to make a payment is the result of legitimate liquidity constraints that the Company cannot cure with commercially reasonable efforts, then Paragraph 9 shall not be null and void unless and until the Company fails to make the past due payments within ten (10) days after the legitimate liquidity constraints are resolved.

27. Governing Law/ Arbitration. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts to be performed exclusively therein without regard to the choice of law provisions thereof. Any action to enforce the same or any other dispute between the parties shall be commenced in arbitration, pursuant to paragraph 8 and Appendix A of the Employment Agreement, except that (1) an action filed for injunctive relief for breach of any material provisions of this Agreement or any action to compel or stay arbitration or to enforce or vacate an arbitration award shall be brought in a court of appropriate jurisdiction sitting within Manhattan, in the State of New York and (2) Executive shall be permitted to bring any action related to the Company failing to pay or provide all of the payments and benefits required by this Agreement in a court of appropriate jurisdiction sitting within Manhattan, in the State of New York.

28. Acknowledgement. Executive expressly acknowledges, represents and warrants that Executive has carefully read this Agreement; that Executive fully understands the terms, conditions and significance of this Agreement; that the Company has advised Executive of Executive’s right to consult with an attorney concerning this Agreement and that Executive in fact was represented by and consulted with Greenberg Traurig, LLP in the negotiation of this Agreement; that Executive had a period of at least twenty-one (21) days to review this Agreement with Executive’s attorneys before executing it; that Executive had a period of seven (7) days following execution of the Agreement to revoke this Agreement; that Executive has obtained full advice of his attorneys; and that Executive has executed this Agreement voluntarily, knowingly and with such advice of his attorneys as Executive has deemed appropriate.

[Signature Page Follows]

ACKNOWLEDGED AND AGREED:

Date:
Randy Maslow

RE-EXECUTION ON TERMINATION DATE:

Date:
Randy Maslow

iANTHUS CAPITAL HOLDINGS, INC.

Date:
Name:
Its:

iANTHUS CAPITAL MANAGEMENT, LLC

Date:
Name:
Its:

LENDERS, SOLELY FOR THE PURPOSES of PARAGRAPHS 11, 12(a) AND SECTION 18(b):

GOTHAM GREEN PARTNERS, LLC

Date:
Name:
Its:

GOTHAM GREEN ADMIN 1, LLC

Date:
Name:
Its:

GOTHAM GREEN FUND 1, L.P.

Date:
Name:
Its:

GOTHAM GREEN FUND 1 (Q), L.P.

Date:
Name:
Its:

GOTHAM GREEN FUND II, L.P.

Date:
Name:
Its:

GOTHAM GREEN FUND II (Q), L.P.

Date:
Name:
Its:

GOTHAM GREEN CREDIT PARTNERS SPV I, L.P.

Date:
Name:
Its:

GOTHAM GREEN PARTNERS SPV V, L.P.

Date:
Name:
Its:

OASIS INVESTMENTS II MASTER FUND LTD.

Date:
Name:
Its:

HADRON ALPHA PLC- HADRON ALPHA SELECT FUND

Date:
Name:
Its:

HADRON HEALTHCARE AND CONSUMER SPECIAL OPPORTUNITIES MASTER FUND

Date:
Name:
Its:

SENVEST GLOBAL (KY), LP

Date:
Name:
Its:

SENVEST MASTER FUND, L.P.

Date:
Name:
Its:

PURA VIDA MASTER FUND, LTD.

Date:
Name:
Its:

PURA VIDA PRO SPECIAL OPPORTUNITY MASTER FUND, LTD.

Date:
Name:
Its:

PARALLAX MASTER FUND, L.P.

Date:
Name:
Its: